Exhibit (a)(1)(h)

FORM OF INITIAL REMINDER E-MAIL OR LETTER TO ELIGIBLE EMPLOYEES

As outlined in a letter dated June 14, 2007 and in the documents which were enclosed with the letter, recently enacted tax legislation under Section 409A of the Internal Revenue Code of 1986, as amended, and the American Jobs Creation Act of 2004 (together, referred to as “Section 409A”) imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value (“discount options”) and which vest after December 31, 2004.

Genesee & Wyoming Inc. (“GWI”) has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. GWI has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain stock options in return for certain cash payments. Note that you must act by July 13, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. All of the details of GWI’s offer to you are included in the letter dated June 14, 2007. For more information on how to participate in the offer you may contact:

Diane L. Barretta

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, Connecticut 06830

Phone: (203) 629-3722

Facsimile: (203) 661-4106

E-mail: dbarretta@gwrr.com

FORM OF ADDITIONAL REMINDER E-MAIL OR LETTER TO ELIGIBLE EMPLOYEES

As outlined in a letter dated June 14, 2007 and in the documents which were enclosed with the letter, recently enacted tax legislation under the American Jobs Creation Act of 2004 and recently enacted tax legislation under Section 409A of the Internal Revenue Code of 1986, as amended, and the American Jobs Creation Act of 2004 (together, referred to as “Section 409A”) imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value (“discount options”) and which vest after December 31, 2004.

Genesee & Wyoming Inc. (“GWI”) has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. GWI has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain stock options in return for certain cash payments. Note that you must act by July 13, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. All of the details of GWI’s offer to you are included in the letter dated June 14, 2007. For more information on how to participate in the offer you may contact:

Diane L. Barretta

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, Connecticut 06830

Phone: (203) 629-3722

Facsimile: (203) 661-4106

E-mail: dbarretta@gwrr.com